UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2017

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

(617) 466-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 8, 2017, Keryx Biopharmaceuticals, Inc. (“Keryx”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The following matters were voted on by the stockholders at the Annual Meeting: (i) the election of directors, (ii) the ratification of the appointment of UHY LLP as Keryx’s independent registered public accounting firm for the year ending December 31, 2017, (iii) the non-binding advisory vote on the compensation of named executive officers, (iv) the non-binding advisory vote on the frequency of holding an advisory vote on the compensation of Keryx’s named executive officers, (v) the ratification of the filing and effectiveness of the Certificate of Amendment to Keryx’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 26, 2016 and (vi) the approval of an amendment to Keryx’s Certificate of Incorporation to increase Keryx’s authorized shares of common stock to 230,000,000 shares.

Proposal One: Election of Directors; Nominees

At the Annual Meeting, John P. Butler, Kevin J. Cameron, Steven C. Gilman, Gregory P. Madison, Daniel P. Regan, Michael T. Heffernan, Jodie P. Morrison and Michael Rogers were re-elected to Keryx’s Board of Directors.

The vote with respect to each nominee is set forth below:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
John P. Butler	52,159,980	1,721,045	36,023,903
Kevin J. Cameron	51,935,306	1,945,719	36,023,903
Steven C. Gilman	45,093,729	8,787,296	36,023,903
Gregory P. Madison	51,611,721	2,269,304	36,023,903
Daniel P. Regan	51,649,984	2,231,041	36,023,903
Michael T. Heffernan	48,878,197	5,002,828	36,023,903
Jodie P. Morrison	51,840,779	2,040,246	36,023,903
Michael Rogers	52,168,909	1,712,116	36,023,903

Proposal Two: Ratification of Appointment of UHY LLP as Keryx’s Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of UHY LLP as Keryx’s independent registered public accounting firm for the year ending December 31, 2017 is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
88,254,767	1,157,654	492,507	0

Proposal Three: Advisory Vote to Approve the Compensation of Keryx’s Named Executive Officers

The non-binding advisory vote with respect to the compensation of Keryx’s named executive officers is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
46,905,789	5,912,155	1,063,081	36,023,903

Proposal Four: Advisory Vote to Approve the Frequency of Holding an Advisory Vote on the Compensation of Keryx’s Named Executive Officers

The non-binding advisory vote with respect to the frequency of holding an advisory vote on the compensation of Keryx’s named executive officers is set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
50,472,397	491,335	1,484,925	1,432,368	36,023,903

In accordance with the stockholders’ recommendation, Keryx has determined that an advisory vote on the compensation of its named executive officers will be conducted every year, until the next stockholder advisory vote is held on this matter.

Proposal Five: Ratification of the Filing and Effectiveness of the Certificate of Amendment to Keryx’s Certificate of Incorporation Filed with the Secretary of State of the State of Delaware on May 26, 2016

The vote with respect to the ratification of the filing and effectiveness of the Certificate of Amendment to Keryx’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 26, 2016 is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
83,008,777	5,580,548	1,315,603	0

Proposal Six: Approval of an Amendment to Keryx’s Certificate of Incorporation to Increase Keryx’s Authorized Common Stock to 230,000,000 Shares

The vote with respect to the approval of an amendment to Keryx’s Certificate of Incorporation to increase Keryx’s authorized shares of common stock to 230,000,000 shares is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
76,922,005	12,322,770	660,153	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: June 13, 2017
	By:	/s/ Brian Adams
Brian Adams
General Counsel and Corporate Secretary